Exhibit 10.1

NOTICE OF TSR PERFORMANCE UNIT AWARD
under the
ALBEMARLE CORPORATION 2017 INCENTIVE PLAN

This AWARD, made as of the [__] day of February, 2019, by Albemarle Corporation, a Virginia corporation (the “Company”), to «Name» (“Participant”), is made pursuant to and subject to the provisions of the Company’s 2017 Incentive Plan (the “Plan”). All terms that are used herein that are defined in the Plan shall have the same meanings given them in the Plan.
Contingent Performance Units

1.
Grant Date. Pursuant to the Plan, the Company, on February [__], 2019 (the “Grant Date”), granted Participant an Award (“Award”) in the form of «# of Units» TSR Performance Units (which number of Units is also referred to herein as the “Target Units”), subject to the terms and conditions of the Plan and subject to the terms and conditions set forth herein.

2.
Accounts. TSR Performance Units granted to Participant shall be credited to an account (the “Account”) established and maintained for Participant. The Account of Participant shall be the record of TSR Performance Units granted to the Participant under the Plan, is solely for accounting purposes and shall not require a segregation of any Company assets.

3.	Definitions. Terms used in this Award Notice shall have the following meanings:

(a)	“TSR” means “Total Shareholder Return.”

(b)	“TSR %” is calculated using the following formula:
(Ending Stock Price + Reinvested Dividends) – Starting Stock Price
Starting Stock Price

(c)	“Starting Stock Price” means the average closing price of the Company’s Common Stock over the 20-trading-day period commencing January 1, 2019.

(d)	“Ending Stock Price” means the average closing price of the Company’s Common Stock over the 20-trading-day period ending December 31, 2021.

(e)	“Reinvested Dividends” means the value of reinvested dividends paid on the Company’s Common Stock over the Measurement Period (as defined in paragraph 5).

(f)	“TSR Relative to Peer Group” is the TSR % of the Company as compared to the TSR % of the Peer Group.

(g)
“Peer Group” is the group of companies listed on Exhibit A. If a company in the Peer Group has its common stock delisted or if it no longer exists as a separate entity, the TSR % will be retroactively calculated for the remainder of the Performance Period without such company.

4.
Terms and Conditions. No Award shall be earned and Participant’s interest in the TSR Performance Units granted hereunder shall be forfeited, except to the extent that the requirements of this Notice are satisfied.

5.
Performance Criteria. Participant’s TSR Performance Units shall be earned on the Award Date based on the following formula (to the nearest whole TSR Performance Unit). Such TSR Performance Units shall be subject to the terms and conditions set forth in the following paragraphs of this Notice of Award.

(a)	The Measurement Period is the 2019, 2020 and 2021 calendar period.

(b)	Earned Award = TSR % of Target Units x TSR Performance Units

(c)	TSR % of Target Units. The TSR % of Target Units is determined according to the following table (awards to be interpolated between the TSR %s below):

TSR Relative to Peer Group            TSR % of Target Units

75th percentile or higher    200% of Target Units
50th percentile    100% of Target Units
25th percentile    50% of Target Units
less than 25th percentile    0%

(d)	The Company shall retain discretion to decrease Awards but may not increase any Awards, directly or indirectly, hereunder.

(e)	For purposes of this Award, the number of earned TSR Performance Units will be rounded to the nearest whole number.

(f)
Notwithstanding anything herein to the contrary, if the Company’s TSR for the Measurement Period is negative, no more than 100% of the TSR Performance Units may be earned and become vested and non-forfeitable hereunder.

Valuation of TSR Performance Units

6.	Value of Units. The value of each TSR Performance Unit shall be equal to the value of one share of the Company’s Common Stock.

7.
Value of Stock. For purposes of this Award, the value of the Company’s Common Stock is the Fair Market Value (as defined in the Plan) on the date any TSR Performance Units become vested and payable hereunder.

Vesting of Earned TSR Performance Units

8.
Earned Awards. As soon as practicable after the end of the Measurement Period, a determination shall be made by the Committee of the number of whole TSR Performance Units that Participant has earned. The date as of which the Committee determines the number of TSR Performance Units earned shall be the “Award Date.”

9.	Restrictions. Except as provided herein, the earned TSR Performance Units shall remain unvested and forfeitable.

10.
Vesting. Participant’s interest in one-half of the earned TSR Performance Units shall become vested and non-forfeitable on the Award Date and will be paid as soon as practicable thereafter. The final one-half of the earned TSR Performance Units shall become vested and non-forfeitable as of January 1 of the first calendar year following the calendar year that contains the Award Date.

Termination of Employment During the Measurement Period and Vesting Period

11.
During the Measurement Period. Notwithstanding anything in this Notice of Award to the contrary, if a Participant separates from service prior to the end of the Measurement Period on account of a Qualifying Termination Event, then a pro-rata number (as determined in accordance with the following sentence) of the Participant’s TSR Performance Units shall be earned under paragraph 8 above as of the Award Date, based on the criteria set forth in paragraph 5 above, and any remaining TSR Performance Units shall be forfeited. The pro-rata number of TSR Performance Units earned pursuant to the preceding sentence shall be equal to 1/36th of the Units granted, for each full month of service performed by the Participant during the Measurement Period. The number of TSR Performance Units earned shall be determined by the Committee in its sole and absolute discretion within the limits provided in the Plan and the earned TSR Performance Units shall be fully vested as of the Award Date, and payable pursuant to paragraphs 15-17 hereof.

12.
After the Measurement Period. Notwithstanding anything in this Notice of Award to the contrary, if after the Measurement Period ends, but prior to the Award Date, Participant experiences a Qualifying Termination Event, such Participant shall earn his TSR Performance Units pursuant to paragraph 8 and such earned Units shall be fully vested as of the Award Date and payable pursuant to paragraphs 15-17 hereof.

13.
During the Vesting Period. Notwithstanding anything in this Notice of Award to the contrary if, after the Award Date, but prior to the forfeiture of the TSR Performance Units under paragraph 14, Participant experiences a Qualifying Termination Event, then all earned TSR Performance Units that are forfeitable shall become non-forfeitable as of the date of the Qualifying Termination Event and shall be paid pursuant to paragraphs 15-17 hereof.

14.
Forfeiture. Except as provided in paragraph 24 hereof, all TSR Performance Units that are forfeitable shall be forfeited if Participant’s employment with the Company or an Affiliate terminates for any reason except a Qualifying Termination Event.

Payment of Awards

15.
Time of Payment. Payment of Participant’s TSR Performance Units shall be made as soon as practicable after the Units have become non-forfeitable (or the Award Date, if later), but in no event later than March 15th of the calendar year after the year in which the Units become earned and non-forfeitable.

16.	Form of Payment. The vested TSR Performance Units shall be paid in whole shares of the Company’s Common Stock.

17.
Death of Participant. If Participant dies prior to the payment of his earned and vested TSR Performance Units, an amount equal to the amount of the Participant’s non-forfeitable TSR Performance Units shall be paid to his or her Beneficiary. Participant shall have the right to designate a Beneficiary in accordance with procedures established under the Plan for such purpose. If Participant fails to designate a Beneficiary, or if at the time of the Participant’s death there is no surviving Beneficiary, any amounts payable will be paid to the Participant’s estate.

18.
Taxes. The Company will withhold from the Award the number of shares of Common Stock necessary to satisfy Federal tax-withholding requirements and state and local tax-withholding requirements with respect to the state and locality designated by the Participant as their place of residence in the Company's system of record at the time the Award becomes taxable, except to the extent otherwise determined to be required by the Company, subject, however, to any special rules or provisions that may apply to Participants who are non-US employees (working inside or outside of the United States) or US employees working outside of the United States. It is the Participant's responsibility to properly report all income and remit all Federal, state, and local taxes that may be due to the relevant taxing authorities as the result of receiving this Award.

General Provisions

19.
No Right to Continued Employment. Neither this Award nor the granting, earning or vesting of TSR Performance Units shall confer upon Participant any right with respect to continuance of employment by the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate the Participant’s employment at any time.

20.
Change in Capital Structure. In accordance with the terms of the Plan, the terms of this Award shall be adjusted as the Committee determines is equitable in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

21.
Governing Law. This Award shall be governed by the laws of the Commonwealth of Virginia and applicable Federal law. All disputes arising under this Award shall be adjudicated solely within the state or Federal courts located within the Commonwealth of Virginia.

22.
Conflicts. (a) In the event of any conflict between the provisions of the Plan as in effect on the Grant Date and the provisions of this Award, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Grant Date.

(b) In the event of any conflict between the provisions of this Award and the provisions of any separate Agreement between the Company and the Participant, including, but not limited to, any Severance Compensation Agreement entered between the Participant and the Company, the provisions of this Award shall govern.

23.
Binding Effect. Subject to the limitations stated above and in the Plan, this Award shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of Participant and the successors of the Company.

24.	Change in Control. The provisions of this paragraph 24 shall apply in the event of a Change in Control (as defined in the Plan) prior to the forfeiture of the TSR Performance Units under paragraph 14.
(a) Subject to subparagraph (b) hereof, upon a Change in Control during the Measurement Period, a pro-rata number of TSR Performance Units equal to 1/36th of the Units granted, for each full month of service performed by the Participant during the Measurement Period, will be earned based on the higher of actual performance as of the date of the Change in Control or achievement of a TSR Relative to Peer Group at the 50th percentile as described in Section 5(c). The number of TSR Performance Units earned shall be determined by the Committee (as it exists immediately prior to the Change in Control) in its sole and absolute discretion within the limits provided in the Plan, and the earned TSR Performance Units shall be vested and paid pursuant to paragraph 16 hereof, no later than March 15th of the calendar year after the year in which the Change in Control occurs.
(b) Notwithstanding the provisions of subparagraph (a) hereof, if, following the Change in Control, the Company’s shares continue to be traded on the New York Stock Exchange or another established securities market, subparagraph (a) of this paragraph shall not apply, and this Award shall remain in effect and continue subject to the remaining terms of this Notice of Award; provided, however, if the Participant is terminated by the Company other than for Cause or voluntarily resigns for Good Reason (as defined in subparagraph (c)) concurrent with or within two (2) years after the date of the Change in Control and during the Measurement Period, a pro-rata number of TSR Performance Units equal to 1/36th of the Units granted, for each full month of service performed by the Participant during the Measurement Period, will be earned and paid (no later than March 15th of the calendar year after the year in which the termination or resignation occurs) based on the higher of actual performance as of the date of the termination of employment or achievement of a TSR Relative to Peer Group at the 50th percentile as described in Section 5(c). If the Participant is terminated by the Company other than for Cause or voluntarily resigns for Good Reason after the Measurement Period but before the Award is fully vested, the earned unvested TSR Performance Units will become immediately vested and payable pursuant to paragraph 16 hereof no later than March 15th of the calendar year after the year in which the termination or resignation occurs.
(c) For purposes of subparagraph (b), “Good Reason” shall mean:

(i)
a change in the Participant’s position which in the Participant’s reasonable judgment does not represent a promotion of the Participant’s status or position immediately prior to the Change in Control or the assignment to the Participant of any duties or responsibilities, or diminution of duties or responsibilities, which in the Participant’s reasonable judgment are inconsistent with the Participant’s position in effect immediately prior to the Change in Control;

(ii)	a reduction by the Company in the annual rate of the Participant’s base salary as in effect immediately prior to the date of a Change in Control;

(iii)
the Company’s requiring the Participant’s office nearest to the Participant’s principal residence to be located at a different place which is more than thirty-five (35) miles from where such office is located immediately prior to a Change in Control;

(iv)
the failure by the Company to continue in effect compensation or benefit plans in which the Participant participates, which in the aggregate provide the Participant compensation and benefits substantially equivalent to those prior to a Change in Control; or

(v)	the failure of the Company to obtain a satisfactory agreement from any applicable successor entity to assume and agree to perform under any Severance Compensation Agreement.
In order for one of the foregoing events to constitute Good Reason, (i) Participant must notify the Company in writing no later than 90 days after the relevant event stating which Good

Reason event has occurred, and (ii) the Company shall not have corrected the Good Reason event within thirty (30) days after Participant’s notice.

25.	Qualifying Termination Event and Other Terms
(a) For purposes of this Award, Qualifying Termination Event shall mean a Participant’s death, Disability, Retirement while in the employ of the Company or an Affiliate, or termination by the Company or an Affiliate other than for Cause.
(i) “Disability” shall mean a Participant’s permanent and total disability within the meaning of Section 22(e)(3) of the Code.
(ii) “Retirement” shall mean termination of employment after having attained age 55 and completed at least 10 years of service with the Company or an Affiliate.
(b) If the events described in (a)(i) and (ii) or paragraph 24 occur after the date that the Participant is advised (upon recommendation by the Committee) that his employment is being, or will be, terminated for Cause, on account of performance or in circumstances that prevent him from being in good standing with the Company, accelerated vesting shall not occur and all rights under this Award shall terminate, and this Award shall expire on the date of Participant’s termination of employment. The Committee shall have the authority to determine whether Participant’s termination from employment is for Cause or for any reason other than Cause.
20. Recoupment. In addition to any other applicable provision of the Plan, this Award is subject to the terms of the separate Albemarle Corporation Recoupment Policy, as such Policy may be amended from time to time.

IN WITNESS WHEREOF, the Company has caused this Award to be signed on its behalf.

ALBEMARLE CORPORATION

By:    ______________________________

EXHIBIT A

Peer Group for Award

The Peer Group for the 2019 Performance Unit based relative TSR Award will include the following Companies:

Ashland Inc. (ASH)
Cabot Corporation (CBT)
Celanese Corporation (CE)
CF Industries Holdings, Inc. (CF)
Chemours Company (CC)
FMC Corporation (FMC)
H.B. Fuller Company (FUL)
International Flavors & Fragrances, Inc. (IFF)
Koppers Holdings, Inc. (KOP)
Minerals Technologies, Inc. (MTX)
The Mosaic Company (MOS)
Olin Corporation (OLN)
PolyOne (POL)
RPM International Inc. (RPM)
Scotts Miracle-Gro Company (SMG)
W.R. Grace & Co (GRA)